                                          SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C.  20549

                                                     FORM 8-K/A

                                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported):  November 25, 2003

                                           CNL RETIREMENT PROPERTIES, INC.
                                 (Exact Name of Registrant as Specified in Charter)

                  Maryland                            000-32607                         59-3491443
        (State or other jurisdiction          (Commission File Number)                 (IRS Employer
              of incorporation)                                                     Identification No.)

                              450 South Orange Avenue                                   32801
                                  Orlando, Florida                                   (Zip Code)
                      (Address of principal executive offices)

                         Registrant's telephone number, including area code:  (407) 650-1000

      The Form 8-K of CNL Retirement  Properties,  Inc. (the "Company") dated November 25, 2003 is hereby amended to include audited financial statements for 25 related Properties  which were acquired on November 25, 2003, and pro forma financial information.  This information was not available to the Company at the time the Company filed its Form 8-K dated November 25, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial statements of retirement Properties acquired.

                  Audited financial statements for EdenCare Senior Living Services, L.P. ("EdenCare") for the year ended December 31,
                  2002 which include the following 25 related Properties acquired by the Company: the EdenCare Portfolio One
                  Properties, (which includes the Gainesville, Jacksonville and Tallahassee Properties) as well as the EdenCare
                  Portfolio Two Properties, (which includes the Aiken, Alpharetta, Buckhead, Champions, Charleston, Columbia, Concord,
                  EdenBrook Dunwoody, EdenBrook Louisville, EdenGardens Arlington, EdenGardens Kingwood, EdenTerrace Arlington,
                  EdenTerrace Kingwood, EdenTerrace Louisville, Greenwood, Huntsville, Marietta, Plano, Rock Hill, Roswell, Sandy
                  Springs and Woodlands Properties).

                  See Index to Financial Statements on page 15.

      (b)   Pro forma financial information.

                  See Index to Pro Forma Financial Statements on page 3.

      (c)  Not applicable.

                                                              SIGNATURES

      Pursuant to the  requirements of the Securities  Exchange Act of 1934, as amended,  the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                          CNL RETIREMENT PROPERTIES, INC.

Dated:  January 29, 2004                                  By:   /s/ Thomas J. Hutchison III
                                                                THOMAS J. HUTCHISON III
                                                                Chief Executive Officer

                                                     INDEX TO FINANCIAL STATEMENTS

                                                    CNL RETIREMENT PROPERTIES, INC.

                                                                                                            Page
Unaudited Pro Forma Consolidated Financial Information:

     Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003                                  5

     Unaudited Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2003      6

     Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002              7

     Notes to Unaudited Pro Forma Consolidated Financial Statements for the nine months ended
        September 30, 2003 and the year ended December 31, 2002                                               8

                                             PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated  Balance Sheet of CNL Retirement  Properties,  Inc. and its subsidiaries (the "Company")
gives effect to (i) the receipt of  $363,473,000  in gross  offering  proceeds  from the sale of 36,347,300  additional  shares for the period  October 1, 2003  through  January 5,  2004,  the  accrual of related  offering  expenses,  acquisition  fees and  miscellaneous acquisition  expenses,  borrowings of $405,993,000 under mortgage notes payable and (ii) the application of such funds and cash on hand as of September 30, 2003, to purchase 50  Properties,  all as reflected in the pro forma  adjustments  described in the related  notes.
The Unaudited Pro Forma  Consolidated  Balance Sheet as of September 30, 2003, has been adjusted to give effect to the  transactions in
(i) and (ii) above as if they had occurred on September 30, 2003.

The Unaudited Pro Forma  Consolidated  Statements of Earnings for the nine months ended  September 30, 2003 and the year ended December
31, 2002,  include the historical  operating results of the Properties  described in (ii) above, as well as 92 properties  purchased by the Company prior to September 30, 2003, from the date of their  acquisition (or for the pending  acquisition,  from the date it became probable of being  acquired)  plus  operating  results  from (A) the later of (i) the date the  Properties  became  operational  by the previous  owners or (ii)  January 1, 2002,  to (B) the  earlier of (i) the date the  Properties  were  acquired  by (or for the pending acquisition,  became  probable of being  acquired  by) the Company or (ii) the end of the pro forma  period  presented  (the "Pro Forma
Period").

This pro forma consolidated  financial  information is presented for informational  purposes only and does not purport to be indicative of the Company's  financial  results or condition if the various events and transactions  reflected herein had occurred on the dates or been in effect during the periods indicated.  This pro forma consolidated  financial  information should not be viewed as indicative of the Company's financial results or conditions in the future.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                          SEPTEMBER 30, 2003
                                                 (in thousands, except per share data)

                                                                                     Pro Forma
                          ASSETS                               Historical           Adjustments               Pro Forma
                                                             ----------------     ----------------          ---------------
Investment Properties:

    Accounted for using the operating method, net                    $ 872,128          $ 813,627     (b)         $1,685,755
    Accounted for using the direct financing method (e)                395,632             20,740     (b)            416,372
Cash and cash equivalents                                               49,848            363,473     (a)              2,092
                                                                                         (485,485)    (b)
                                                                                            1,477     (d)
                                                                                           72,779     (f)
Restricted cash                                                         12,314                  -                     12,314
Notes and other receivables                                             10,195                  -                     10,195
Investment in unconsolidated subsidiary                                     86                  -                         86
Loan costs, net                                                          4,057              3,798     (b)              9,721
                                                                                            1,866     (f)
Lease intangible costs, net (c)                                         21,181             24,111     (c)             45,292
Accrued rental income                                                    6,764                  -                      6,764
Other assets                                                             7,092             16,356     (a)              3,322
                                                                                           21,958     (b)
                                                                                          (45,443)    (b)
                                                                                            3,359     (f)
                                                                     ---------          ---------                  ---------
                                                                    $1,379,297          $ 812,616                 $2,191,913
                                                                     =========          =========                  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                                 $223,382          $ 331,348     (b)            629,375
                                                                                           74,645     (f)
    Bonds payable                                                       90,631                  -                     90,631
    Line of credit                                                      20,000                  -                     20,000
    Due to related parties                                               1,325             45,434     (a)             65,029
                                                                                           14,911     (b)
                                                                                            3,359     (f)
    Accounts payable and accrued expenses                                4,625              7,047     (b)             11,672
    Security deposits                                                    7,977              1,477     (d)              9,454
                                                                     ---------          ---------                  ---------
           Total liabilities                                           347,940            478,221                    826,161
                                                                     ---------          ---------                  ---------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000 shares                                  -
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000 shares                                -
    Common stock, $0.01 par value per share.
       Authorized 450,000 shares; issued 115,294 and
       outstanding 115,174 shares; issued 151,641 and
       outstanding 151,521 shares, as adjusted                           1,152                363     (a)              1,515
    Capital in excess of par value                                   1,034,240            363,110     (a)          1,368,272
                                                                                          (29,078)    (a)
    Accumulated distributions in excess of net earnings                 (4,035)                 -                     (4,035)
                                                                     ---------          ---------                  ---------
           Total stockholders' equity                                1,031,357            334,395                  1,365,752
                                                                     ---------          ---------                  ---------
                                                                    $1,379,297           $812,616                 $2,191,913
                                                                     =========          =========                  =========

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                                 NINE MONTHS ENDED SEPTEMBER 30, 2003
                                                 (in thousands, except per share data)

                                                                                   Pro Forma
                                                          Historical              Adjustments              Pro Forma
                                                        ---------------          --------------          --------------

Revenues:
    Rental income from operating leases                        $36,973                 $92,773     (1)        $129,746
    Earned income from direct financing leases (2)              19,623                  20,150     (1)          39,773
    Contingent rent                                                 45                       -                      45
    FF&E reserve income                                          1,468                   3,211     (3)           4,679
    Interest and other income                                    1,111                  (1,060)    (4)              51
                                                        ---------------          --------------          --------------
                                                                59,220                 115,074                 174,294
                                                        ---------------          --------------          --------------
Expenses:
    Interest                                                     5,245                  19,619     (5)          24,864
    General operating and administrative                         3,531                       -                   3,531
    Property expenses                                               26                       -                      26
    Asset management fees to related party                       2,626                   6,008     (6)           8,634
    Depreciation and amortization                               10,589                  23,928     (7)          34,517
                                                        ---------------          --------------          --------------
                                                                22,017                  49,555                  71,572
                                                        ---------------          --------------          --------------

Earnings Before Equity in Earnings of
    Unconsolidated Subsidiary                                   37,203                  65,519                 102,722

Equity in Earnings of Unconsolidated Subsidiary                     28                       -                      28
                                                        ---------------          --------------          --------------

Net Earnings                                                   $37,231                 $65,519                $102,750
                                                        ===============          ==============          ==============

Net Earnings Per Share of Common Stock
    (Basic and Diluted) (9)                                    $  0.50                                           $0.69
                                                        ===============                                  ==============

Weighted Average Number of Shares of Common
    Stock Outstanding (Basic and Diluted) (9)                   74,175                                         149,601
                                                        ===============                                  ==============

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                        UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                                                     YEAR ENDED DECEMBER 31, 2002
                                                 (in thousands, except per share data)

                                                                                Pro Forma
                                                        Historical             Adjustments              Pro Forma
                                                       -------------          ---------------         --------------

Revenues:
     Rental income from operating leases                    $13,258                 $161,336    (1)        $174,594
     Earned income from direct financing leases (2)           3,520                   47,267    (1)          50,787
     Contingent rent                                              8                        -                      8
     FF&E reserve income                                        153                    5,429    (3)           5,582
     Interest and other income                                1,913                   (1,722)   (4)             191
                                                       -------------          ---------------         --------------
                                                             18,852                  212,310                231,162
                                                       -------------          ---------------         --------------
Expenses:
     Interest                                                 1,409                   32,628    (5)          34,037
     General operating and administrative                     1,389                        -                  1,389
     Property expenses                                           23                        -                     23
     Asset management fees to related party                     771                   10,214    (6)          10,985
     Depreciation and amortization                            3,461                   42,350    (7)          45,811
                                                       -------------          ---------------         --------------
                                                              7,053                   85,192                 92,245
                                                       -------------          ---------------         --------------

Earnings Before Equity in Earnings of
     Unconsolidated Subsidiary and Minority Interest
     in Earnings of Consolidated Joint Ventures              11,799                  127,118                138,917

Equity in Earnings of Unconsolidated Subsidiary                   5                        -                      5

Minority Interest in Earnings of Consolidated
     Joint Ventures                                            (433)                    433    (8)               -
                                                       -------------          ---------------         --------------

Net Earnings                                                $11,371                 $127,551               $138,922
                                                       =============          ===============         ==============

Net Earnings Per Share of Common
     Stock (Basic and Diluted) (9)                          $  0.52                                          $  .93
                                                       =============                                  ==============

Weighted Average Number of Shares of Common
     Stock Outstanding (Basic and Diluted) (9)               22,035                                         149,594
                                                       =============                                  ==============

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a)      Represents  gross  proceeds of $363,473 from the sale of 36,347 shares  during the period  October 1, 2003 through  January 5,
         2004, and the accrual of $45,434 for (i) related  acquisition  fees of $16,356 (4.5% of gross proceeds) which are reflected in other assets,  (ii) selling  commissions of $27,261 (7.5% of gross proceeds) and (iii) marketing  support fees of $1,817 (0.5%
         of gross proceeds) which have been netted against stockholders' equity.

(b)      Represents  the use of $485,485 of cash and cash  equivalents  and  borrowings of $331,348 under mortgage notes payable (i) to purchase 50 properties for $813,035,  and (ii) to pay loan costs of $3,798,  and the accrual of acquisition  fees on permanent financing  (4.5% of permanent  financing) of $14,911 and $7,047 in  miscellaneous  acquisition  costs  incurred in conjunction with the purchase of the properties.  Also represents the  reclassification of $45,443 in miscellaneous  acquisition costs and acquisition  fees to  properties  subject  to  operating  leases  and lease  intangible  costs  (see Note (c)  below)  and the reclassification  of $1,040 in  miscellaneous  acquisition  costs and acquisition  fees to net investment in direct  financing leases.

                                                                                      Acquisition
                                                                                       Fees and
                                                                                        Closing
                                                                                         Costs
                                                                                      Allocated to
                                                                 Purchase Price       Investment            Total
                                                                 ---------------     --------------     -------------

       Dogwood Forest of Dunwoody in Dunwoody, GA                       $ 5,500              $ 456           $ 5,956
       EdenCare Portfolio One Properties                                 27,000              1,778            28,778
       EdenCare Portfolio Two Properties                                171,755             10,147           181,902
       Sunrise of Santa Rosa in Santa Rosa, CA                            9,280                538             9,818
       Horizon Bay Portfolio One Properties                             562,000             30,130           592,130
       Courtyard Manor Portfolio One Properties                          17,800              1,354            19,154
                                                                 ---------------     --------------     -------------
            Properties subject to operating leases                      793,335             44,403           837,738
                                                                 ---------------     --------------     -------------

       Linden Ponds Continuing Care Retirement Community in
           Hingham, MA                                                   19,700              1,040            20,740
                                                                 ---------------     --------------     -------------
            Investment in direct financing leases                        19,700              1,040            20,740
                                                                 ---------------     --------------     -------------

                                                                      $ 813,035          $ 45,443          $858,478
                                                                 ===============     ==============     =============

(c)      The Company allocates the amount associated with having an in-place lease at the date of acquisition to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).

(d)      Represents a security deposit in the amount of $1,477 received from the lessee in conjunction with the acquisition of the
         Linden Ponds Continuing Care Retirement Community.

(e)      In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as properties on operating leases.  The direct financing leases have initial terms ranging from 10 to 35 years and certain leases contain provisions that allow the lessees to elect to purchase the properties during or at the end of the lease term for amounts based on the Company's initial investment amount.  Certain leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the Company's initial investment amount.  The categorization of the leases has no effect on the rental payments due under the leases.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Balance Sheet - Continued:

(f)      In connection with Sunrise  Portfolio Four  Properties,  the Company has entered into an initial  commitment with a commercial lender for a $74,645  mortgage loan  collateralized  by the 12  Properties.  The loan will have a term of seven years and will bear  interest at a rate of 5.96% per annum.  The loan will require  monthly  interest  only payments for the first 24 months, with monthly  payments of principal and interest due thereafter  until  maturity.  The Company  expects to incur loan costs of
         $1,866, which would be deducted from the loan proceeds, and acquisition fees on permanent financing of $3,359.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1)      Represents  adjustment to rental income from the operating  leases and earned income from the direct  financing leases for the properties  acquired,  and for the  pending  acquisition  expected  to be  acquired,  by the  Company  as of  January  5, 2004
         (collectively, the "Pro Forma Property'' or "Pro Forma Properties'') for the Pro Forma Period.

         The following  presents the actual date the Pro Forma  Properties were acquired or made probable by the Company as compared to
         January 1, 2002, the date the Pro Forma  Properties were treated as becoming  operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings as well as the related adjustments for the Pro Forma Periods.
                                                                                                                  Pro Forma
                                                                                              Pro Forma        Adjustment for
                                                                                            Adjustment for     the Nine Months
                                                                                            the Year Ended          Ended
                                                Date Acquired/Probable      Purchase         December 31,       September 30,
                                                    by the Company            Price              2002               2003
                                               -------------------------    -----------    ---------------    ----------------
Properties subject to operating leases:
Acquired:
Holley Court Terrace in Oak Park, IL           February 11, 2002               $18,469               $  238              $    -
Homewood Residence in Coconut Creek, FL        February 11, 2002                 9,688                  110                   -
Heritage Club in Greenwood Village, CO         March 22, 2002                   17,865                  496                   -
Marriott Portfolio One Properties (a)          May 16 & 17, 2002                58,800                2,217                   -
Homewood Residence in Nashville, TN            November 1, 2002                  8,958                  882                   -
Marriott Portfolio Two Properties              December 20, 2002                89,359               10,051                   -
Summit Portfolio Properties                    March 27, 2003                   52,000                6,152               1,455
Additional Marriott Portfolio Two Properties
                                               March 28, 2003                  254,575               20,562               4,759
Brighton Gardens of Saddle River, NJ           March 31, 2003                   12,750                1,639                 405
Balmoral Assisted Living Community in Palm
    Harbor, FL                                 July 8, 2003                     12,175                1,213                 629
ARC Somerby Portfolio Properties               August 25, 2003                  73,260                8,771               5,683
GreenTree Portfolio Properties                 September 5 & 11, 2003           22,956                3,019               2,046
Sunrise Portfolio Four Properties              September 30, 2003              149,277               13,605               9,800
Additional Sunrise Portfolio Four Properties   September 30, 2003               29,552                    -                   -
Dogwood Forest of Dunwoody in Dunwoody, GA     November 25, 2003                 5,500                  757                 568
EdenCare Portfolio One Properties              November 25, 2003                27,000                3,595               2,697
EdenCare Portfolio Two Properties              November 25, 2003               171,755               21,557              16,167
Probable:
Sunrise of Santa Rosa in Santa Rosa, CA        September 16, 2003                9,280                  814                 610
Horizon Bay Portfolio One Properties           January 5, 2004                 562,000               63,469              46,312
Courtyard Manor Portfolio One Properties       January 5, 2004                  17,800                2,189               1,642
                                                                            -----------    ---------------    ----------------
                                                                            $ 1,603,019           $ 161,336            $ 92,773
                                                                            ===========    ===============    ================

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                             FOR NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                                                  Pro Forma
                                                                                              Pro Forma        Adjustment for
                                                                                            Adjustment for     the Nine Months
                                                                                            the Year Ended          Ended
                                                Date Acquired/Probable by     Purchase       December 31,       September 30,
                                                      the Company              Price             2002                2003
                                               -------------------------     -----------    --------------     ---------------
Investment in direct financing leases:
Acquired:
Prime Care Portfolio Properties                September 30, 2002              $105,250            $ 10,561               $   -
Brooksby Village in Peabody, MA                October 10, 2002                  17,384               2,237                   -
Fox Run Village in Novi, MI                    February 28, 2003                 17,000               2,566                 420
Prime Care Portfolio Two Properties            March 31, 2003                    22,635               2,934                 744
Ann's Choice Continuing Care Retirement
    Community in Warminster, PA                June 2, 2003                      19,500               3,122               1,338
Sunrise Portfolio Three Properties             August 29, 2003                  184,500              22,810              15,401
Linden Ponds Continuing Care Retirement
    Community in Hingham, MA                   December 1, 2003                  19,700               3,037               2,247
                                                                             -----------     --------------     ---------------
                                                                               $385,969            $ 47,267            $ 20,150
                                                                             ===========     ==============     ===============

         (a) Prior to December 20, 2002,  the Marriott  Portfolio One  Properties  were owned through a  consolidated  joint venture (the
         "Joint  Venture")  in which the Company  owned a 76.75  percent  interest.  On December 20, 2002,  the Company  purchased  the remaining 23.25 percent minority interest for $8,500.  See Note (8).

         The adjustment to rental income from operating  leases for the year ended December 31, 2002,  includes  $2,217 relating to the
         Marriott  Portfolio One  Properties.  If the operating cash flows of the Marriott  Portfolio One Properties are not sufficient to fund rental payments due under the lease agreements,  amounts are required to be funded by Marriott International,  Inc. or its  subsidiaries  under the terms of a limited  rental  payment  guarantee  arrangement.  The pro forma  adjustment to rental income from operating  leases for the year ended December 31, 2002,  includes  assumed  funding amounts under the guarantee of
         $1,381 based on the actual  historical  operating  cash flows of the Marriott  Portfolio One  Properties  during the Pro Forma
         Periods.

         Certain leases provide for the payment of percentage rent in addition to base rental income;  however,  no percentage rent was due under the  leases for the Pro Forma  Properties  during the  period  the  Company  was  assumed to have held the Pro Forma
         Properties.

(2)      See Note (e) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(3)      Represents  adjustments  to reserve  funds,  which will be used for the  replacement  and renewal of  furniture,  fixtures and equipment  relating to certain  Properties  (the "FF&E  Reserve").  The funds in the FF&E Reserve and all  property  purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(4)      Represents  adjustment  to interest  income due to the decrease in the amount of cash  available  for  investment  in interest bearing  accounts  after the  purchase  of the Pro Forma  Properties.  The pro forma  adjustment  is based  upon the fact that interest  income from interest  bearing  accounts was earned at a rate of  approximately  two percent per annum by the Company during the nine months ended September 30, 2003 and the year ended December 31, 2002.

                                                      CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(5)      Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                      Pro Forma
                                                                                     Adjustment         Pro Forma
                                                                                    for the Year       Adjustment for
                                                                                        Ended         the Nine Months
                                  Mortgage                                          December 31,      Ended September
                                     Loan                Interest Rate                  2002              30, 2003
                                  -----------     -----------------------------     --------------    -----------------
     Holley Court Terrace in         $12,974      Floating at 350 basis                $    90           $        -
     Oak Park, IL, maturing                       points over the 30-day
     October 2003                                 LIBOR, with a LIBOR floor
                                                  of 3.50.  If 30-day LIBOR
                                                  falls below 2.60, interest
                                                  rate will be 30-day LIBOR
                                                  plus 440 basis points.
                                                  During the Pro Forma
                                                  Period, the interest rate
                                                  varied from 6.23% to 6.28%.

     Marriott                         23,520      Floating at 186 basis                    381                    -
     Portfolio One                                points over the rate of
     Properties maturing                          commercial paper graded A1
     June 2007                                    by Standard & Poors or F1
                                                  by Fitch IBCA.  During the
                                                  Pro Forma Period, the
                                                  interest rate varied from
                                                  2.63% to 3.81%.

     Heritage Club in                  9,100      6.50%, with principal and                386                    -
     Greenwood Village, CO,                       interest payable monthly.
     maturing December 2006

     Prime Care Portfolio             20,635      7.83%, with principal and              1,413                  359
     Two Properties maturing                      interest payable monthly.
     October 2008

     Revolving line of                20,000      Floating at 250 basis                    859                  159
     credit secured by Prime                      points over the 30-day
     Care Portfolio                               LIBOR.  During the Pro
     Properties, maturing                         Forma Period, the interest
     March 2005                                   rate varied from 3.88% to
                                                  4.38%.

     Summit Portfolio                 26,000      Floating at 325 basis                  1,308                  318
     Properties, maturing                         points over the 30-day
     March 2005                                   LIBOR with a minimum
                                                  interest rate of 5% and
                                                  principal and interest
                                                  payable monthly.  During
                                                  the Pro Forma Period, the
                                                  interest rate varied from
                                                  5.0% to 5.13%.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                             FOR THE NINE MONTHS ENDED SEPTEMBER, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                      Pro Forma          Pro Forma
                                                                                     Adjustment        Adjustment for
                                                                                    for the Year      the Nine Months
                                                                                        Ended         Ended September
                                  Mortgage                                          December 31,          30, 2003
                                     Loan                Interest Rate                  2002
                                  -----------     -----------------------------     --------------    -----------------
     ARC Somerby Portfolio           $50,400      5.79% with principal and                  $2,655        $ 1,848
     Properties, maturing                         interest payable monthly.
     June 2013

     Sunrise Portfolio Three          92,500      5.13% the first year, 5.38%                5,180          3,406
     Properties, maturing                         the second year, 6.06% the
     July 2010                                    third year with 3%
                                                  increases to the per annum
                                                  rate each calendar year
                                                  thereafter to a maximum of
                                                  7.25% (effective rate of
                                                  interest is 5.60%) to
                                                  maturity.  Monthly interest
                                                  only payments through 2005
                                                  with principal and interest
                                                  payable monthly for the
                                                  remaining term of the loan.

     Sunrise Portfolio Four           79,285      Fixed interest rate of                     4,725          3,544
     Properties and the                           5.96%.  Monthly interest
     Santa Rosa Property,                         only payments for first two
     maturing seven years                         years with principal and
     from funding date                            interest payable monthly
                                                  for the remaining term of
                                                  the loan.

     EdenCare Portfolio Two           45,000      Floating at 260 to 300                     1,996          1,295
     Properties, maturing                         basis points over the
     November 2006                                30-day LIBOR rate.  During
                                                  the Pro Forma Period, the
                                                  interest rate varied from
                                                  3.70% to 4.88%.

     EdenCare Portfolio Two            2,445      8.375%, with principal and                   204            152
     Properties, maturing                         interest payable monthly.
     November 2038

     EdenCare Portfolio Two            4,685      8.25%, with principal and                    386            288
     Properties, maturing                         interest payable monthly.
     March 2038

     Horizon Bay Portfolio           110,445      Floating at 90 basis points                2,933          1,760
     One Properties,                              over the 30-day LIBOR and
     maturing November 2005                       interest only payable
                                                  monthly.  During the Pro
                                                  Forma Period, the interest
                                                  rate varied from 2.0% to
                                                  2.78%.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                             FOR THE NINE MONTHS ENDED SEPTEMBER, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

                                                                                      Pro Forma
                                                                                     Adjustment          Pro Forma
                                                                                    for the Year       Adjustment for
                                  Mortgage                                              Ended         the Nine Months
                                     Loan                Interest Rate              December 31,      Ended September
                                                                                        2002              30, 2003
                                  -----------     -----------------------------     --------------    -----------------

     Horizon Bay Portfolio           $82,235      Floating at 104 basis                    $ 2,299       $  1,397
     One Properties,                              points over the 30-day
     maturing May 2008                            LIBOR and interest only
                                                  payable monthly.  During
                                                  the Pro Forma Period, the
                                                  interest rate varied from
                                                  2.14% to 2.92%.

     Horizon Bay Portfolio            38,340      Floating at 370 basis                      2,281          1,710
     One Properties,                              points over the 30-day
     maturing May 2008                            LIBOR with a minimum
                                                  interest rate of 5.95%.
                                                  Monthly interest only
                                                  payments through July 2004
                                                  with principal and interest
                                                  payable monthly for the
                                                  remaining term of the
                                                  loan.  During the Pro Forma
                                                  Period, the interest rate
                                                  was 5.95%.

     Horizon Bay Portfolio            33,187      8.17 % with principal and                  2,691          1,987
     One Properties,                              interest payable monthly.
     maturing April 2008

     Horizon Bay Portfolio            10,370      Floating at 370 basis                        617            460
     One Properties,                              points over the 30-day
     maturing May 2008                            LIBOR with a minimum
                                                  interest rate of 5.95%.
                                                  Monthly interest only
                                                  payments through January
                                                  2005 with principal and
                                                  interest payable monthly
                                                  for the remaining term of
                                                  the loan.  During the Pro
                                                  Forma Period, the interest
                                                  rate was 5.95%.

                                                                                    --------------    -----------------
                                                                                           $30,404        $18,683
                                                                                    ==============    =================

         In addition,  loan cost  amortization  was $936 and $2,224 for the nine months ended  September  30, 2003,  and the year ended
         December 31, 2002,  respectively.  Loan costs are amortized using the straight line method (which  approximates  the effective interest method) over the life of the loan.

         If the interest  rates on variable rate loans would have  increased by 0.125% during the Pro Forma  Period,  interest  expense would have  increased  by $347 and $619 for the nine months  ended  September  30, 2003 and the year ended  December 31, 2002, respectively.

                                                    CNL RETIREMENT PROPERTIES, INC.
                                                           AND SUBSIDIARIES
                                               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                                         FINANCIAL STATEMENTS
                                             FOR THE NINE MONTHS ENDED SEPTEMBER, 2003 AND
                                THE YEAR ENDED December 31, 2002 (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statement of Earnings - Continued:

(6)      Represents  increase  in  asset  management  fees  relating  to the Pro  Forma  Properties  for the Pro  Forma  Period.  Asset
         management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(7)      Represents  increase in depreciation  expense of the buildings and the furniture,  fixture and equipment  ("FF&E") portions of the Pro Forma  Properties  accounted  for as operating  leases using the  straight-line  method of $22,268 and $39,361 for the nine months  ended  September  30,  2003,  and the year ended  December 31, 2002,  respectively.  The  buildings  and FF&E are depreciated  over useful lives of 40 and seven years,  respectively.  Also represents  amortization of lease  intangible costs of $1,660 and $2,989 for the nine  months  ended  September  30,  2003 and the year ended  December  31,  2002,  respectively, related  to the  amounts  associated  with  having  in-place  leases  at the date of each  Property's  acquisition  to a lease intangible asset that is amortized on a straight-line basis over the initial term of the lease (generally 15 years).

         The following presents the amount of land,  building and FF&E for each of the Pro Forma Properties  accounted for as operating leases:

                                                                       Land          Building      FF&E
                                                                     ----------     -----------    ---------
                Holley Court Terrace in Oak Park, IL                    $2,144        $ 16,302        $ 447
                Homewood Residence in Coconut Creek, FL                  1,683           7,634          559
                Heritage Club in Greenwood Village, CO                   1,965          17,263          942
                Marriott Portfolio One Properties                        6,022          52,944        1,530
                Homewood Residence in Nashville, TN                        464           8,020          631
                Marriott Portfolio Two Properties                       16,201          71,761        4,714
                Additional Marriott Portfolio Two Properties            50,817         200,815        9,410
                Summit Portfolio Properties                              3,230          50,210        1,085
                Brighton Gardens in Saddle River, NJ                     2,156          10,458          511
                Balmoral Assisted Living Community in Palm Harbor, FL    1,002          11,134          376
                ARC Somerby Portfolio Properties                         3,404          68,946        3,199
                GreenTree Portfolio Properties                           1,298          21,824          380
                Sunrise Portfolio Four Properties                       16,755         130,456        7,546
                Additional Sunrise Portfolio Four Properties            10,057               -            -
                Sunrise of Santa Rosa in Santa Rosa, CA                  2,508           6,738          345
                Dogwood Forest of Dunwoody in Dunwoody, GA                 855           4,884            -
                EdenCare Portfolio One Properties                        2,216          24,616          953
                EdenCare Portfolio Two Properties                       10,982         158,187        6,854
                Horizon Bay Portfolio One Properties                    38,784         530,914        6,329
                Courtyard Manor Portfolio One Properties                 2,852          15,212          398

(8)      Represents  adjustment  to minority  interest for the purchase of the 23.25  percent  minority  interest in a Joint Venture in which the Company initially owned a 76.75% interest.

(9)      Historical  earnings per share were calculated  based upon the weighted  average number of shares of common stock  outstanding during the nine  months  ended  September  30,  2003 and the year ended  December  31,  2002.  As a result of receipt of gross proceeds  from the sale of shares during the period  October 1, 2003 through  January 5, 2004, as described in Note (a) above, which were  available  to acquire the Pro Forma  Properties  described  in Note (b) above,  pro forma  earnings per share were calculated based upon the weighted average number of shares of common stock  outstanding,  as adjusted for the subsequent sale of shares,  during the nine months ended September 30, 2003 and the year ended  December 31,  2002 needed to fund the purchase of the Pro Forma Properties.

EDENCARE SENIOR LIVING SERVICES, L.P.

Consolidated Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

Contents

Pro Forma Consolidated Financial Statements (unaudited)

Consolidated Financial Statements

Consolidated Balance Sheets as of September 30, 2003 (unaudited) and December 31, 2002...............21

Consolidated Statements of Operations for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the year ended December 31, 2002..............................22

Consolidated Statements of Partners' Deficit for the nine months ended
     September 30, 2003 (unaudited) and for the year ended December 31, 2002.........................23

Consolidated Statements of Cash Flows for the nine months ended September 30,
     2003 and 2002 (unaudited) and for the year ended December 31, 2002..............................24

Notes to Consolidated Financial Statements...........................................................25

                                             PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On November 25, 2003,  the Company  acquired  substantially  all of the  operating  assets of EdenCare  Senior  Living  Services,  L.P.
("EdenCare").  These  Properties are described as the EdenCare  Portfolio One  Properties and the EdenCare  Portfolio Two Properties in
the "Business - Property  Acquisitions"  section of this Prospectus  Supplement.  The audited financial  statements of EdenCare for the year ended December 31, 2002 are included following the Unaudited Pro Forma  Consolidated  Financial  Statements.  As of September 30,
2003 and December 31, 2002,  EdenCare's assets included one and two Properties,  respectively,  that were not purchased by the Company.
The following  Unaudited Pro Forma  Consolidated  Balance Sheet of EdenCare as of September 30, 2003 gives effect to the elimination of the Property not purchased by the Company.

The  Unaudited  Pro Forma  Consolidated  Statements  of  Operations  for the nine months  ended  September  30, 2003 and the year ended
December 31, 2002,  give effect to the  elimination  of the revenues  and expenses of the  operating  assets of EdenCare  that were not purchased by the Company.

This pro forma financial  information is presented for informational  purposes only and does not purport to be indicative of EdenCare's financial  results or condition if the various  events and  transactions  reflected  herein had occurred on the dates or been in effect during the periods  indicated.  This pro forma  financial  information  should not be viewed as indicative  of the Company's  financial results or conditions in the future.

                                                 EDENCARE SENIOR LIVING SERVICES, L.P.
                                            UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                          SEPTEMBER 30, 2003

                                                                                     Pro Forma
                                                               Historical           Adjustments          Pro Forma
                                                             ----------------     ----------------    ----------------
                          ASSETS

Current assets:
    Cash and cash equivalents                                      $ 1,763,522          $  (514,542)        $ 1,248,980
    Accounts receivable, net                                           188,227              (12,621)            175,606
    Funds held in escrow                                             3,254,723             (103,831)          3,150,892
    Prepaid expenses and other current assets                          105,693              (15,637)             90,056
                                                             ----------------     ----------------    ----------------
Total current assets                                                 5,312,165             (646,631)          4,665,534

Property and equipment, net of accumulated depreciation of
    $20,372,653                                                    167,305,000          (10,001,336)        157,303,664

Deferred financing costs, less accumulated amortization of
    $4,288,095                                                         674,849                   -              674,849
                                                             ----------------     ----------------    ----------------
                                                                  $173,292,014        $ (10,647,967)      $ 162,644,047
                                                             ================     ================    ================

LIABILITIES AND PARTNERS' DEFICIT

Current liabilities:
    Trade accounts payable and accrued expenses                    $ 6,285,434         $ (1,355,694)        $ 4,929,740
    Accrued interest                                                14,280,041             (176,485)         14,103,556
    Current maturities of long-term debt                           149,787,930              (69,569)        149,718,361
                                                             ----------------     ----------------    ----------------
Total current liabilities                                          170,353,405           (1,601,748)        168,751,657

Long-term debt, less current maturities                             23,687,769           (8,189,917)         15,497,852

Minority interest                                                    1,111,317                    -           1,111,317

Partners' deficit                                                  (21,860,477)            (856,302)        (22,716,779)
                                                             ----------------     ----------------    ----------------
                                                                 $ 173,292,014          (10,647,967)      $ 162,644,047
                                                             ================     ================    ================

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                 EDENCARE SENIOR LIVING SERVICES, L.P.
                                       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                              Pro Forma
                                                          Historical         Adjustments          Pro Forma
                                                        ---------------     ---------------     ---------------

Operating revenue:
    Resident fees                                         $ 42,518,198        $ (2,267,130)       $ 40,251,068
    Management services income and consulting revenues         132,750            (132,750)                  -
                                                        ---------------     ---------------     ---------------
Total operating revenue                                     42,650,948          (2,399,880)         40,251,068

Operating expenses:
    Community operating expenses                            31,589,164          (1,833,823)         29,755,341
    General and administrative expenses                      3,392,371                   -           3,392,371
    Depreciation and amortization                            5,103,469            (274,944)          4,828,525
                                                        ---------------     ---------------     ---------------
Total operating expenses                                    40,085,004          (2,108,767)         37,976,237
                                                        ---------------     ---------------     ---------------

    Income from operations                                   2,565,944            (291,113)          2,274,831

Other income (expense):
    Investment income                                           26,417                   -              26,417
    Gain on disposal of subsidiaries                           192,320            (192,320)                  -
    Interest expense, net of amounts capitalized            (8,552,950)            564,494          (7,988,456)
                                                        ---------------     ---------------     ---------------
Total other expense                                         (8,334,213)            372,174          (7,962,039)

Minority interest in income of consolidated limited
    partnerships                                               (43,913)                  -             (43,913)
                                                        ---------------     ---------------     ---------------

Net loss                                                  $ (5,812,182)         $   81,061        $ (5,731,121)
                                                        ===============     ===============     ===============

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                 EDENCARE SENIOR LIVING SERVICES, L.P.
                                       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                     YEAR ENDED DECEMBER 31, 2002

                                                                               Pro Forma
                                                         Historical           Adjustments          Pro Forma
                                                       ----------------     ----------------    ----------------

Operating revenue:
    Resident fees                                         $ 51,288,313         $ (4,303,881)       $ 46,984,432
    Management services income and consulting revenues         247,303             (230,003)             17,300
                                                       ----------------     ----------------    ----------------
Total operating revenue                                     51,535,616           (4,533,884)         47,001,732

Operating expenses:
    Community operating expenses                            41,368,473           (3,364,880)         38,003,593
    General and administrative expenses                      4,721,949                    -           4,721,949
    Depreciation and amortization                            7,096,480             (482,652)          6,613,828
                                                       ----------------     ----------------    ----------------
Total operating expenses                                    53,186,902           (3,847,532)         49,339,370
                                                       ----------------     ----------------    ----------------

    Loss from operations                                    (1,651,286)            (686,352)         (2,337,638)

Other income (expense):
    Investment income                                           52,105                    -              52,105
    Gain on disposal of subsidiaries                           858,506                    -             858,506
    Interest expense, net of amounts capitalized           (12,723,747)             899,741         (11,824,006)
                                                       ----------------     ----------------    ----------------
Total other expense                                        (11,813,136)             899,741         (10,913,395)

Minority interest in losses of consolidated limited
    partnerships                                                20,498                    -              20,498
                                                       ----------------     ----------------    ----------------

Net loss                                                 $ (13,443,924)          $  213,389       $ (13,230,535)
                                                       ================     ================    ================

                           See accompanying notes to unaudited pro forma consolidated financial statements.

                                                    Report of Independent Auditors

Board of Directors
EdenCare Senior Living Services, L.P.

We have audited the  accompanying  consolidated  balance sheet of EdenCare  Senior Living  Services,  L.P.  (the  "Partnership")  as of
December 31,  2002, and the related  consolidated  statements of operations,  partners' deficit and cash flows for the year then ended.
These financial  statements are the  responsibility of the  Partnership's  management.  Our  responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial  statements are free of material  misstatement.
An audit includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the financial  statements.  An audit also includes  assessing the  accounting  principles  used and  significant  estimates  made by  management,  as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly,  in all material  respects,  the  consolidated  financial position of EdenCare Senior Living  Services,  L.P. as of  December 31, 2002,  and the  consolidated  results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                                       /s/Ernst & Young LLP
Atlanta, Georgia
April 11, 2003

                                                 EdenCare Senior Living Services, L.P.

                                                      Consolidated Balance Sheets

                                                                    September 30,         December 31,
                                                                        2003                  2002
                                                                --------------------------------------------
                                                                     (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                           $1,763,522            $1,898,916
   Accounts receivable, net of allowance for doubtful accounts            188,227               300,862
     of $112,653 at December 31, 2002
   Funds held in escrow                                                 3,254,723             2,588,903
   Prepaid expenses and other current assets                              105,693               806,199
                                                                --------------------------------------------
 Total current assets                                                   5,312,165             5,594,880

 Property and equipment, net of accumulated depreciation              167,305,000           174,850,650

Deferred financing costs, less accumulated amortization
  of $3,528,546 at December 31, 2002                                      674,849             1,360,360
                                                                --------------------------------------------
                                                                     $173,292,014          $181,805,890
                                                                ============================================

Liabilities and partners' deficit
Current liabilities:
   Trade accounts payable                                                $872,793            $1,171,303
   Accrued interest                                                    14,280,041            11,164,274
   Accrued salaries and benefits                                        1,422,045             1,741,424
   Accrued property taxes                                               1,585,653             1,036,918
   Accrued insurance                                                    1,005,610             1,567,355
   Other accruals                                                       1,399,333             2,778,274
   Current maturities of long-term debt                               149,787,930             1,246,164
                                                                --------------------------------------------
Total current liabilities                                             170,353,405            20,705,712

Long-term debt, less current maturities                                23,687,769           176,081,069
Minority interests                                                      1,111,317             1,067,404

Partners' deficit                                                     (21,860,477)          (16,048,295)
                                                                --------------------------------------------
                                                                     $173,292,014          $181,805,890
                                                                ============================================

See accompanying notes.

                                                 EdenCare Senior Living Services, L.P.

                                                 Consolidated Statements of Operations

                                                              Nine Months ended September 30,          Year ended
                                                                                                      December 31,
                                                                  2003                2002                2002
                                                          -------------------------------------------------------------
                                                              (Unaudited)          (Unaudited)

 Operating revenue:
   Resident fees                                                $ 42,518,198         $ 37,709,752        $ 51,288,313
   Management services income and
     consulting revenues                                             132,750              167,002             247,303
                                                          -------------------------------------------------------------
 Total operating revenue                                          42,650,948           37,876,754          51,535,616

 Operating expenses:
   Community operating expenses                                   31,589,164           30,631,452          41,368,473
   General and administrative expenses                             3,392,371            3,372,376           4,721,949
   Depreciation and amortization                                   5,103,469            5,054,570           7,096,480
                                                          -------------------------------------------------------------
 Total operating expenses                                         40,085,004           39,058,398          53,186,902
                                                          -------------------------------------------------------------
   Income (Loss) from operations                                   2,565,944           (1,181,644)         (1,651,286)

 Other income (expense):
   Investment income                                                  26,417               48,712              52,105
   Gain on disposal of subsidiaries                                  192,320              858,506             858,506
   Interest expense, net of amounts capitalized                   (8,552,950)          (9,614,336)        (12,723,747)
                                                          -------------------------------------------------------------
 Total other expense                                              (8,334,213)          (8,707,118)        (11,813,136)

 Minority interest in (income) losses of consolidated
   limited partnerships                                              (43,913)              17,124              20,498
                                                          -------------------------------------------------------------
 Net loss                                                       $ (5,812,182)        $ (9,871,638)       $(13,443,924)
                                                          =============================================================

See accompanying notes.

                                                 EdenCare Senior Living Services, L.P.

                                             Consolidated Statements of Partners' Deficit

Balance at January 1, 2002                               $  (3,817,896)
   Capital contribution                                         338,999
   Other comprehensive                                          874,526
   Net loss                                                 (13,443,924)
                                                     ---------------------
Balance at December 31, 2002                               (16,048,295)
   Net loss (Unaudited)                                      (5,812,182)
                                                     ---------------------
Balance at September 30, 2003 (Unaudited)                $ (21,860,477)
                                                     =====================

See accompanying notes.

                                                 EdenCare Senior Living Services, L.P.

                                                 Consolidated Statements of Cash Flows

                                                                  Nine Months ended September 30,         Year ended
                                                                                                         December 31,
                                                                      2003                2002               2002
                                                               ----------------------------------------------------------
                                                                   (Unaudited)        (Unaudited)
Operating activities
Net loss                                                            $ (5,812,182)        $(9,871,638)      $(13,443,924)
Adjustment to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                     5,103,469           5,054,570          7,096,480
     Minority interests                                                   43,913             (17,124)           (20,498)
     Net change in fair value of interest rate collar                          -             874,526            874,526
     Changes in operating assets and liabilities:
       Accounts receivable                                               112,635             (96,553)           (13,522)
       Prepaid expenses, security deposits and other assets              700,506             381,564                868

       Accounts payable and accrued expenses                           1,105,927           1,380,822          4,826,501
                                                               ----------------------------------------------------------
Net cash provided by (used in) operating activities                    1,254,268          (2,293,833)          (679,569)

Investing activities
Disposition of property and equipment                                  3,902,714             385,289            297,126
Purchases of and additions to property and equipment                    (571,686)           (426,657)          (568,876)
                                                               ----------------------------------------------------------
Net cash provided by (used in) investing activities                    3,331,028             (41,368)          (271,750)

Financing activities
Capital contributions by partners                                              -             338,999            338,999
Proceeds from long-term debt borrowings                                        -           1,018,397          1,018,397
Long-term debt payments                                               (3,851,534)           (421,565)          (562,087)
Redemptions of funds held in escrow                                     (665,820)            142,745            142,745
Payment of deferred financing costs                                     (203,336)                  -           (115,228)
                                                               ----------------------------------------------------------
Net cash provided by (used in) financing activities                   (4,720,690)          1,078,576            822,826
                                                               ----------------------------------------------------------
Decrease in cash                                                        (135,394)         (1,256,625)          (128,493)
Cash and cash equivalents at beginning of year                         1,898,916           2,027,409          2,027,409
                                                               ----------------------------------------------------------
Cash and cash equivalents at end of year                        $      1,763,522    $        770,784   $      1,898,916
                                                               ==========================================================

Supplemental cash flow information
 Cash paid for interest, net of amount capitalized              $      5,437,000    $      6,351,000   $      8,201,000
                                                               ==========================================================

See accompanying notes.

                                                 EdenCare Senior Living Services, L.P.

                                              Notes to Consolidated Financial Statements

                                                           December 31, 2002

                                                 EdenCare Senior Living Services, L.P.

                                        Notes to Consolidated Financial Statements (continued)

1. Interim Period Financial Statements

The interim statements have been prepared without audit.  Certain information and footnote  disclosures  normally included in financial statements  presented in accordance with accounting  principles generally accepted in the United States have been condensed or omitted.
Management believes the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management,  the  accompanying  interim  statements  reflect all  adjustments  (which  include only normal  recurring adjustments)  necessary  to present  fairly the  financial  position of the  Partnership  as of  September 30,  2003 and the results of operations  and cash  flows  associated  for the nine  month  periods  ended  September 30,  2003 and  2002.  Interim  results  are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

2. Organization

EdenCare Senior Living Services,  L.P. (the  "Partnership")  was organized in December 1996  for the purpose of developing,  purchasing and managing  assisted  living,  independent  and special care  communities  throughout the United  States.  Assisted  living  services provide a residence,  meals and nonmedical  assistance to elderly  residents for a monthly fee. The  Partnership's  services  generally are not covered by health  insurance.  Accordingly,  monthly fees for assisted  living and other services are generally  payable by the residents,  their  families or other  responsible  parties.  The  Partnership  generally  does not require any  collateral  or security interest from the residents.

The Partnership was capitalized and commenced  operations in January 1997.  On August 28,  1998, the Partnership  agreement was amended and restated to create a new class of equity  whereby the ownership  structure  was divided into Class A Equity (the  original  capital partners)  and Class B Equity.  On  November 6, 2001,  the  Partnership  agreement  was further  amended and  restated to create  three additional  classes of equity  whereby the  ownership  structure  was divided  between  Class A, Class B, Class C,  Class D and Class E
Equity.

2. Organization (continued)

The Partnership's  ownership structure is composed of Class A Equity (32.3%),  Class B Equity (10.2%), Class C Equity (50%) and Class E
Equity (7.5%).  The Class A Equity ownership  structure is as follows:  General Partner- Assisted Living Capital  Partners,  L.P. (60%)
and Limited Partners-  JMI/Greystar Realty Partners,  L.P. (11%), CFP, L.P. (8%) and Manager Assisted Living Partners,  L.P. (21%). The
Class B Equity  ownership  structure is as follows (all Limited  Partners):  ESLS Investment LTD., an Ohio L.L.C.  (80%),  CFP/Assisted
Living Partnership,  L.P. (10%) and JMI/Greystar  Assisted Living Partners,  L.P. (10%). The Class C Equity is wholly owned by EdenCare
Investment  Group,  LLC, an investment  holding company owned by CFP/Assisted  Living Partners,  L.P.  (44.6%),  JMI/Greystar  Assisted
Living Partners,  L.P. (49.1%),  ESLS Investment LTD., an Ohio L.L.C. (4.8%) and certain members of the Partnership's senior management
(1.5%).  The Class D Equity is wholly owned by Assisted  Living Capital  Partners,  L.P. The Class E Equity is wholly owned by EdenCare
Management, L.P.

The  Partnership  expires at the earlier of August 26, 2098 or one of the following  dissolution  events:(1) the  determination  of the management  committee to dissolve the  Partnership;  (2) the  withdrawal or retirement  from the  Partnership  by the General  Partner;
(3) the disposition of all or substantially all of the Partnership's  property and the determination by the management committee not to continue  acquisition  and  development of projects;  (4) the  adjudication  of Partnership  bankruptcy or (5) the filing for relief or reorganization  in bankruptcy.  The General Partner may not withdraw from the  Partnership  without the prior written consent of all of the Limited  Partners,  and a Limited  Partner may not  voluntarily  withdraw from the  Partnership  without the consent of the General
Partner.

Losses are allocated first to the Partners in proportion to their  respective  capital account balances to the extent thereof and based upon the type of partnership  units held, and next, to the General Partner to the extent future  allocations of net losses to a limited partner would cause such limited partner to have a capital account  deficit.  Under the Class A Equity  agreement,  the General Partner made total capital  contributions of $20,000,000.  Under the Class B Equity  agreement,  the Class B Equity Limited Partners made total capital  contributions  of  $25,000,000.  Under the Class C Equity  agreement,  The Class C Equity Limited  Partners made total capital contributions  of $5,502,000.  Under the Class D Equity  agreement,  the General Partner  converted  $5,426,190 of unpaid principal and accrued  interest owed by the  Partnership  to the General  Partner  under a promissory  note into Class D Equity during the year ended
December 31, 2002. Under the Class E Equity agreement, the Class E Equity limited partners made total capital contributions of $999.

2. Organization (continued)

The  Partnership's  financial  statements have been prepared  assuming that the Partnership will continue to meet its obligations.  The
Partnership  has  incurred  losses  from  operations  and  maintains  an  accumulated  deficit at December  31,  2002 of  approximately
$16,048,000.  The financial  statements do not include any adjustments to the  recoverability  and  classification  of liabilities that might be necessary should the Partnership be unable to continue as a going concern.

The  Partnership's  continuation  is  dependent  on its  ability  to  generate  sufficient  cash  flows and  profitability  to meet its obligations  on a timely  basis and comply  with debt  obligations.  The  Partnership  believes  its cash flows and  profitability  are affected by the general  trends in the assisted  living  industry and by the  individual  factors at a community  level that  determine profitability,  such as occupancy level,  expense  controls,  and availability of qualified  staff,  among others.  The Partnership has instituted  plans at each  operating  unit that are designed to increase  profitability  and cash flow from  operations  during  future periods.  The Partnership  expects that these plans,  as well as corporate  initiatives,  will facilitate  improvements in the business operations.  However,  the Partnership  cannot assure future  increased  profitability  and cash flows. The Partnership also intends to refinance or seek new  financing for certain of its debt  obligations  which become due in 2004.  There can be no  assurances  that the
Partnership will be successful in obtaining additional financing.

3. Significant Accounting Policies

Business and Consolidation

The Partnership develops, owns and operates 27 assisted living,  independent and special care communities located in Alabama,  Florida,
Kentucky,  Georgia,  North Carolina,  South Carolina and Texas. In addition,  the Partnership  manages two assisted living  communities located in Georgia and South Carolina.

The consolidated  financial  statements  include wholly and majority owned  subsidiaries  that manage,  own and develop assisted living communities  organized as limited  partnerships whose limited  partnership  interests are directly owned and whose general  partnership interest is directly or  indirectly  owned by the  Partnership.  All  significant  intercompany  transactions  and  accounts  have been eliminated.

3. Significant Accounting Policies (continued)

Revenue Recognition

Operating  revenues consist of resident fee revenue and management  services  income.  Resident fee revenue is recognized when services are rendered.  Agreements  with  residents are for a term of one year and are  cancelable by the  Partnership  or residents with thirty days notice.  Management  services  income is comprised of revenue from  management  contracts and revenue from  consulting  contracts.
Revenue from  management  contracts is  recognized in the month in which it is earned in  accordance  with the terms of the  management contracts.  Revenue from consulting contracts is recognized over the term of the respective consulting contracts.

Property and  equipment  are  recorded at the lower of cost or fair value if  indicators  of  impairment  exist as described  below and include  interest and property  taxes  capitalized  during the  construction  period,  as well as other costs  directly  related to the development  and  construction  of  communities.  Internal  costs  related to the  purchase of  existing  communities  are  expensed as incurred.  Maintenance  and repairs are charged to expense as incurred.  Depreciation  is computed  once the asset is placed in service using the  straight-line  method over the estimated useful lives ranging from three to ten years for furniture and equipment,  15 years for building improvements and forty years for buildings.

Property and Equipment

Effective January 1, 2002, the Partnership  adopted Statement of Financial  Accounting  Standards No. 144 ("SFAS 144"),  Accounting for
the  Impairment or Disposal of Long-Lived  Assets.  SFAS 144  supercedes  Statement of Financial  Accounting  Standards  No. 121 ("SFAS
121"),  Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The adoption of SFAS 144 had no effect on the Partnership's  results of operations.  The Partnership  records impairment losses on long-lived assets used in operations when events or  circumstances  indicate that the assets may be impaired and the  undiscounted  cash flows  estimated to be generated by those assets are less than the net book value of those  assets.  If the carrying  amount  exceeds the expected  future cash flows,  the
Partnership measures the amount of impairment by comparing the book value of the asset to its fair value.

3. Significant Accounting Policies (continued)

Deferred Financing Costs

Deferred  financing costs consist of loan costs,  fees and other expenses  incurred in connection with obtaining  various financing for
Partnership-owned  communities.  Such  costs  have been  deferred  and are  amortized  over the term of the loan  using  the  effective interest method.

Cash and Cash Equivalents

The  Partnership  considers  all highly liquid  investments  with a maturity of three months or less at the date of purchase to be cash equivalents.

Income Taxes

The Partnership was formed as a limited  partnership;  accordingly,  the results of its operations are to be included in the income tax returns of the  partners.  Thus,  no income  taxes are  provided in the  consolidated  financial  statements  of the  Partnership.  The
Partnership's  corporate  subsidiaries  are subject to income taxes.  Income taxes are provided using the liability  method.  Under the liability  method,  deferred tax assets and  liabilities  are recognized for the future tax  consequences  attributable  to differences between the  financial  statement  carrying  amounts of existing  assets and  liabilities  and their  respective  tax basis  (temporary differences).  The  Partnership's  corporate  subsidiaries  did not have income for financial  reporting or income tax purposes for the year ended December 31, 2002, and losses for financial reporting and income tax purposes were insignificant.

Use of Estimates

The  preparation of financial  statements in conformity  with generally  accepted  accounting  principles  requires  management to make estimates and assumptions that affect the amounts reported in the financial  statements and  accompanying  notes.  Actual results could differ from those estimates.

3. Significant Accounting Policies (continued)

Concentrations of Credit Risk

Financial  instruments that potentially  subject the Partnership to significant  concentrations  of credit risk consist  principally of cash,  funds  held in escrow,  accounts  receivable,  and  long-term  debt.  Concentrations  of credit  risk with  respect to  accounts receivable  are  limited  due to the large  number of  residents  comprising  the  Partnership's  resident  base.  The  majority of the
Partnership's long-term debt and related funds held in escrow are through a limited number of financial institutions.

Recent Accounting Pronouncements

In April 2002, the FASB issued  Statement of Financial  Accounting  Standards No. 145,  Rescission of FASB Statements No. 4, 44 and 64,
Amendment of FASB Statement No. 13, and Technical  Corrections  ("SFAS 145").  SFAS 145 rescinds SFAS No. 4, Reporting Gains and Losses from  Extinguishment of Debt. As a result,  gains and losses from  extinguishment  of debt should be classified as extraordinary  items only if they meet the  criteria  in APB No.  30.  SFAS No.  44,  Accounting  for  Intangible  Assets of Motor  Carriers,  was issued to establish  accounting  requirements  for the effects of  transition to the  provisions of the Motor Carrier Act of 1980.  Because those transitions  have  been  completed,  SFAS No.  44 is no  longer  necessary.  SFAS  No.  64,  Extinguishments  of Debt  Made to  Satisfy
Sinking-Fund  Requirements,  amended SFAS No. 4, and is no longer necessary because SFAS No. 4 has been rescinded. SFAS 145 amends SFAS
No. 13, Accounting for Leases, to eliminate an inconsistency  between the required  accounting for sale-leaseback  transactions and the required  accounting for certain lease  modifications that have economic effects that are similar to sale-leaseback  transactions.  The provisions  of SFAS 145  related to the  recision  of SFAS No. 4 will be applied in fiscal  years  beginning  after May 15,  2002.  The provisions of SFAS No. 145 related to SFAS No. 13 are effective for transactions  occurring after May 15, 2002, with early  application encouraged.  All other  provisions  of SFAS 145 are  effective for  financial  statements  issued on or after May 15, 2002,  with early application encouraged. The adoption of SFAS 145 did not have a material impact on the Partnership's financial statements.

3. Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In July 2002,  the FASB issued  Statement of Financial  Accounting  Standards No. 146,  Accounting  for Costs  Associated  with Exit or
Disposal  Activities ("SFAS 146").  SFAS 146  addresses  financial  accounting and reporting for costs associated with exit or disposal activities and supercedes Emerging Issues Task Force Issue No. 94-3,  Liability  Recognition for Certain Employee  Termination Benefits
and Other Costs to Exit an Activity  (including  Certain Costs Incurred in a  Restructuring).  SFAS 146 requires that a liability for a cost associated  with an exit or disposal  activity be recognized when the cost is incurred rather than when a plan of exit or disposal is committed to. The provisions of this statement are effective for exit or disposal  activities that are initiated after  December 31,
2002. The Partnership does not expect there to be a material impact on its consolidated financial position,  results of operations,  or cash flows as a result of adopting this accounting standard.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure  Requirements for Guarantees,  Including
Indirect Guarantees of Indebtedness of Others.  This  interpretation  will significantly  change current practice in the accounting for and disclosure of guarantees.  Guarantees  meeting the  characteristics  described in the  Interpretation  are required to be initially recorded at fair value,  which is different  from the general  current  practice of recording a liability  only when a loss is probable and reasonably estimable.  The interpretation's  initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees  issued or modified after December 31, 2002. The  interpretation  also requires a guarantor to make significant new disclosures  for virtually all  guarantees  even if the  likelihood of the  guarantor's  having to make payments under the guarantee is remote. The interpretation's disclosure requirements are effective for the Partnership's 2002 financial statements.

3. Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In January 2003, the FASB issued  Interpretation No. 46,  Consolidation of Variable Interest Entities.  This interpretation  requires a variable  interest  entity to be  consolidated  by a company if that  company  is  subject  to a majority  of the risk of loss from the variable  interest  entity's  activities or entitled to receive a majority of the entity's  residual returns or both. The consolidation requirements of this  interpretation  apply to variable interest entities created after January 31, 2003 and apply to existing variable interest  entities in years  beginning  after June 15,  2003.  The  Partnership  does not expect  there to be a material  impact on its financial position, results of operations or cash flows as a result of adopting this accounting standard.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses were approximately $1,813,000 for the year ended December 31, 2002.

4. Funds Held in Escrow

Funds held in escrow consist of operating  deficit and working capital  reserve funds under certain  mortgage note  arrangements  which are  available to satisfy  current  obligations  relating to the operating  and working  capital needs of certain of the  Partnership's assisted  living  communities.  In addition,  the  Partnership is required under certain  mortgages  payable to escrow funds to satisfy current  property tax  obligations of certain of the  Partnership's  assisted  living  communities.  Funds held in escrow also contains funds held for insurance  programs in certain  states.  The Partnership has invested such funds in money market accounts and government backed insured deposits.

5. Property and Equipment

Property and equipment consist of the following at December 31, 2002:

                                                                                 2002
                                                                         ---------------------

Land                                                                          $  15,379,000
Buildings and building improvements                                             162,550,000
Furniture and equipment                                                          13,742,000
                                                                         ---------------------
                                                                                191,671,000
Less accumulated depreciation                                                   (16,820,000)
                                                                         ---------------------
                                                                               $174,851,000
                                                                         =====================

6. Joint Ventures

The  Partnership  maintains a joint  venture  agreement  with a third party.  The joint  venture is  structured as single asset limited partnership  whereby the third party has joint  ownership  with the  Partnership.  The  Partnership  holds a 50%  interest in its joint venture  (in  Georgia)  and the  operating  results of the joint  venture  are  included in the  Partnership's  consolidated  financial statements.

7. Disposition

In May 2002, the Partnership  divested an assisted living  community  located in Georgia.  In conjunction  with this  transaction,  the
Partnership  received  gross sale proceeds of $2,975,000  and recorded a net gain on disposal of assets in the amount of  approximately
$859,000. The Partnership repaid the related mortgage note from gross sales proceeds in the amount of approximately $1,750,000.

8. Long-Term Debt

Long-term debt at December 31, 2002 is summarized as follows:

Mortgage notes payable in installments which include interest based on LIBOR plus 2.5% to 3.0% with monthly principal and
   accrued interest payments ranging from $14,000 to $21,000(a)        $  18,038,000

HUD guaranteed mortgage notes payable in installments which
   include interest ranging from 8.25% to 8.55% with monthly
   principal and accrued interest payments ranging from
   $18,000 to $66,000 (b)
                                                                          15,477,000

Construction loans bearing interest based on LIBOR plus 2.4%
   to 3.0% with monthly interest payments ranging from $18,000
   to $56,000 (c)                                                        122,616,000

Loans bearing interest at 15% to 17%, final maturities in 2004
   (d)                                                                    16,550,000

Loans bearing interest at 18% due in full July 30, 2004 (e)
                                                                           3,646,000

Unsecured note payable bearing interest at 9% payable in
   monthly installments, principal due in full January 1, 2004
                                                                           1,000,000
                                                                   --------------------
                                                                         177,327,000
Less current portion of notes payable and long-term debt
                                                                          (1,246,000)
                                                                   --------------------
                                                                        $176,081,000
                                                                   ====================

(a)  Mortgages  payable for assisted  living  communities  acquired  are  collateralized  by the  majority of assets of the  respective communities.  Principal  payments are due in accordance with a 25-year  amortization  schedule with remaining unpaid principal and interest due January 1, 2004.

8. Long-Term Debt (continued)

     The mortgages  contain  provisions  whereby  certain  operating  deficit  reserves are held in escrow and are available to satisfy obligations  relating to the operating and working  capital needs of certain of the assisted living  communities  covered by these mortgage notes. In addition,  the mortgage notes require certain amounts to be escrowed  monthly to satisfy  current  property tax obligations of the communities.

(b)  HUD guaranteed  mortgages payable for three assisted living  communities.  Principal payments are due in accordance with a 40-year amortization schedule.

     The mortgages  contain  provisions  whereby  certain  operating  deficit  reserves are held in escrow and are available to satisfy obligations  relating to the operating and working  capital needs of certain of the assisted living  communities  covered by these mortgage notes. In addition,  the mortgage notes require  certain amounts to be escrowed  monthly to satisfy current  property tax obligations of the communities.

(c)  Construction loans payable for assisted living,  independent living and special care communities.  The loans are collateralized by the majority of assets of the  respective  communities.  The loans bear interest  based on LIBOR plus 2.4% to 3.0%.  The loans are due from January 1, 2004 with extension options to August 31, 2004 upon attainment of certain financial ratios.

     The construction  loans contain  provisions  whereby certain  operating  deficit reserves  are held in escrow and are available to satisfy  obligations  relating to the operating and working capital needs of certain of the assisted living communities covered by these loans. In addition,  the construction  loans require certain amounts to be escrowed  monthly to satisfy current property tax obligations of the communities.

     The aggregate  proceeds  available  under the loans are  approximately  $123,000,000  of which  $122,616,000  had been drawn as of
     December  31,  2002.  The loans  include  proceeds  available  to fund cash  operating  losses of the  communities  subsequent  to completion of construction.  These operating loss fundings are drawn on a monthly basis in arrears.

8. Long-Term Debt (continued)

(d)  The Partnership  maintains an agreement with Prudential Real Estate  Investors  whereby its Strategic  Performance Fund - II, Inc.
     had agreed to provide financing up to an aggregate of $20,000,000 for general corporate purposes.

     The property-specific  financing is fully cross-defaulted and  cross-collateralized.  The loans are designed to approximate 10% of the total  development  costs of the  related  assisted  living or  independent  communities  and are  subordinate  to the primary mortgages at the communities.

     The loans bear  interest  at an annual base rate of 10%.  Upon  maturity,  the  Partnership  will be  required to make  additional interest  payments  based upon the  lender's  stated  internal  rate of return (15% - 17%).  Base  interest is payable  monthly in arrears with the additional  interest  component being due in full upon maturity of the loan. The loans mature at the same date as the primary  mortgage at each  community.  The loans  provide for the deferral of base rate interest  until  certain  consolidated
     Partnership cash flow and liquidity measurements are attained.

(e)  The Partnership  maintains an agreement with Rockbridge  Capital,  Inc. to provide  financing up to an aggregate of $3,794,314 for general corporate  purposes.  The  property-specific  financing is guaranteed by the Partnership and is fully  cross-defaulted and cross-collateralized.

     The loans bear  interest a base annual rate of 10%. Of the  aggregate  loan  amount,  $696,044  was  reserved to be drawn for base interest  payments.  At December 31, 2002,  this reserved  amount had been fully drawn.  Upon maturity,  the  Partnership  will be required to make  additional  interest  payments based upon the lender's  stated  internal rate of return (18%).  Base interest is payable  monthly in arrears  (if there is  available  cash flow) with the  additional  interest  component  being due in full upon maturity of the loan.  The loans mature on January 1, 2004.

8. Long-Term Debt (continued)

Approximate principal maturities of the long-term debt as of December 31, 2002 are as follows:

       2003                                   $      1,246,000
       2004                                        153,051,000
       2005                                          7,953,000
       2006                                            155,000
       2007                                            168,000
       Thereafter                                   14,754,000
                                          ---------------------
                                                  $177,327,000
                                          =====================

In 2000, the Partnership  entered into two three-year  accreting interest rate collars having notional principal amounts of $19,247,148 and  $12,753,170  with a  Strategic  Performance  Fund - II as a result of a  provision  of the  Partnership's  1998  credit  agreement requiring the Partnership to maintain a form of interest rate  protection.  The collars  qualified as a cash flow hedge under Statement of Financial  Accounting  Standards No. 133,  Accounting for Derivative  Instruments and Hedging  Activities  ("SFAS 133").  The collar agreements  included a 30 day settlement  provision for which the Partnership  made payments to the financial  institution in instances in which 30-day LIBOR dropped  below a floor of 6.0% (accreting  floor  beginning at 5.25% and 5.375% in year one,  5.75% in year two,
6.0% in year three) or received  payments from the financial  institution  in instances  where the 30-day LIBOR exceeded the designated rate ceiling of 8.59%.  The interest  rate collars  expired in July and August of 2002,  and the related  liabilities  of $874,526 were reversed through comprehensive income at the expiration dates.

9. Commitments and Contingencies

The  Partnership  leases certain office  equipment and vehicles.  The majority of the leases are for a term of 36 months.  In addition, the  Partnership  leases its  corporate  office  facility  under a 60-month  lease with a third party.  Rent expense  under such leases during the year ended December 31, 2002 totaled approximately $444,000.

9. Commitments and Contingencies (continued)

Future minimum rental commitments for these noncancelable operating leases are as follows in each of the years ended December 31:

        2003                                      $433,000
        2004                                       232,000
        2005                                       183,000
        2006                                        27,000

The  Partnership  is involved  from time to time in various legal  proceedings  incident to the normal  conduct of its business.  Based upon  communication with legal counsel,  in the opinion of management,  the disposition of all such proceedings is not expected to have a material adverse effect on the Partnership's financial position, results of its operations or cash flows.

The Partnership has established a liability  insurance trust related to assisted living and independent  living  communities in certain states.  Reserves  relating to the  insurance  trust are  included in funds held in escrow and accrued  insurance  in the  accompanying consolidated balance sheet.

10. 401(k) Savings Plan

The Partnership has a 401(k) Savings Plan (the "Plan")  covering all eligible  employees.  Employee  contributions to the Plan are made at predetermined  rates elected by the employee,  up to 15 percent of the employee's  salary.  Additionally,  the Partnership may elect to match a portion of the employee's  contribution.  The Partnership made  contributions  of approximately  $41,000 to the Plan for the year ended December 31, 2002.

11. Comprehensive Loss

The components of comprehensive loss are as follows for the year ended December 31, 2002:

Net loss                                                             $(13,443,924)
Net change in fair value of interest rate collar                          874,526
                                                                ---------------------
Comprehensive loss                                                   $(12,569,398)
                                                                =====================

12. Subsequent Events

In March 2003, the Partnership  divested an assisted living community located in North Carolina.  In conjunction with this transaction, the Partnership  received gross sale proceeds of $3,995,000.  The Partnership  repaid the related  mortgage note from gross proceeds of the sale in the amount of approximately $3,179,000.